Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

July 30, 2018

BP p.l.c.

1 St. James Square

London, SW1Y 4PD

United Kingdom

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton under the heading “Experts” in the BP p.l.c. Registration Statement on Form F-3 and to the incorporation by reference therein of (i) the references contained in the section entitled “Oil and gas disclosures for the group” of the Annual Report and Form 20-F for the year ended December 31, 2017, of BP p.l.c. (the Form 20-F), as set forth under the heading “Compliance” on page 260, and (ii) our third-party letter report dated January 15, 2018, concerning our estimates of the net proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2017, of certain properties in which PJSC Rosneft Oil Company has represented it owns an interest, which is included as Exhibit 15.2 to the Form 20-F.

Very truly yours,

/s/ DeGolyer and MacNaugshton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716